                         SCHEDULE 14A INFORMATION
                Proxy  Statement Pursuant to Section 14(a)
                  of the Securities Exchange Age of 1934



Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

/ /  Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(6)(2)

/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                 Suburban Lodges of America, Inc.
         ------------------------------------------------
         (Name of Registrant as Specified in Its Charter)

                 Suburban Lodges of America, Inc.
            ------------------------------------------
            (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-
     6(i)(1)(4) and 0-11.

/ / (1) Title of each class of securities to which transaction applies:

     ----------------------------------------------------------

     (2) Aggregate number of class of securities to which transaction applies:

     ----------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ----------------------------------------------------------

                 SUBURBAN LODGES OF AMERICA, INC.
                       1000 Parkwood Circle
                            Suite 850
                     Atlanta, Georgia  30339

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                  To Be Held on  April 15, 1997


     The Annual Meeting of Shareholders of Suburban Lodges of America, Inc. (the "Company") will be held on April 15, 1997, at 2:30 p.m. at the Atlanta Marriott Northwest, 200 Interstate North Parkway, Atlanta, Georgia 30339, for the purposes of considering and voting upon the following matters, all of which are described in the attached Proxy Statement:

          1. The election of one director whose term will expire in 2000; and

          2. Such other matters as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on February 28, 1997, the record date fixed by the Board of Directors, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

     A Proxy Statement and a Proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the Proxy promptly in the enclosed business reply envelope. If you attend the meeting you may, if you wish, withdraw your Proxy and vote in person.

                              By Order of the Board of Directors,

                              Kevin R. Pfannes
                              Secretary



March 25, 1997





               PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY/VOTING INSTRUCTION CARD PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

                 SUBURBAN LODGES OF AMERICA, INC.
                       1000 Parkwood Circle
                            Suite 850
                     Atlanta, Georgia  30339

                         PROXY STATEMENT


SHAREHOLDERS' MEETING

     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Suburban Lodges of America, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held at the Atlanta Marriott Northwest, 200 Interstate North Parkway, Atlanta, Georgia 30339, on April 15, 1997, at 2:30 p.m. and any adjournment thereof, for the purposes set forth in the accompanying notice of the meeting. It is anticipated that this Proxy Statement and the accompanying Proxy will first be mailed to shareholders on or about March 25, 1997.

REVOCATION OF PROXIES

     Any Proxy given pursuant to this solicitation may be revoked by any shareholder who attends the meeting and gives written notice of his or her election to vote in person, without compliance with any other formalities. In addition, any Proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering an instrument revoking it or a duly executed Proxy bearing a later date to the Secretary of the Company. If the Proxy is properly completed and returned by the shareholder and is not revoked, it will be voted at the meeting in the manner specified thereon. If the Proxy is returned but no choice is specified thereon, it will be voted for the person named below as a nominee under the caption "Information about the Nominee and the Continuing Directors."

COSTS OF SOLICITATION

     The expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. Copies of solicitation materials may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to beneficial owners of shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), and normal handling charges may be paid for such forwarding service. In addition to solicitations by mail, directors and regular employees of the Company may solicit Proxies in person or by telephone.

BENEFICIAL OWNERSHIP OF SECURITIES AND VOTING RIGHTS

     There are outstanding and entitled to vote as of the record date, February 28, 1997, 12,127,502 shares of Common Stock of the
Company. Holders of Common Stock are entitled to one vote per share on all matters voted on by shareholders, including elections of directors.

     VOTING SECURITIES AND PRINCIPAL HOLDERS. The following table sets forth as of February 28, 1997, beneficial ownership of the Common Stock by (i) each "person" (as that term is defined by the Securities and Exchange Commission (the "SEC")) known by the Company to be the beneficial owner of more than five percent (5%) of the Company's voting securities; (ii) each director of the Company; (iii) the Chief Executive Officer; (iv) the nominee for director; and (v) all directors and executive officers of the Company as a group.

               Name of                                  Number of Share           Percent <F7>
         Beneficial Owner <F1>                         Owned Beneficially         of Class
         ---------------------                         ------------------        --------------
David E. Krischer <F2>                                      2,837,937                23%

Dan J. Berman <F3>                                            163,131                1.3%

James R. Kuse<F4><F5>                                         162,176                1.3%

Michael McGovern<F4>                                          414,016                3.4%

John W. Spiegel<F4><F8>                                         9,500                *

All Directors and Executive                                 3,893,848                31.8%
Officers as a Group (9) persons)<F6>
________________________________


*    Represents less than one percent of the outstanding Common
     Stock.

<F1> Unless otherwise indicated, the address of the persons named above is care of Suburban Lodges of America, Inc., 1000
     Parkwood Circle, Suite 850, Atlanta, Georgia 30339.

<F2> Includes 117 shares held in an individual retirement account for the benefit of Mr. Krischer's spouse and 117 shares held in an individual retirement account for the benefit of Mr. Krischer's daughter, and 37,500 shares of Common Stock underlying an option which will vest and be exercisable on May 22, 1997. On December 27, 1996, Mr. Krischer gave 25,000 shares of Common Stock to a charitable trust.

<F3> Includes 100 shares held by Mr. Berman's spouse as joint tenants with the right of survivorship and 12,500 shares of Common Stock underlying an option which will vest and be exercisable on May 22, 1997.

<F4> Includes 1,000 shares of restricted Common Stock and options exercisable on April 15, 1997 to purchase 1,500 shares of Common Stock at the IPO price which were granted on May 23, 1996 pursuant to the Directors' Plan.

<F5> Includes 159,676 shares held of record by K & K Holdings,
     LLC, a limited liability company in which James R. Kuse has an indirect 10% interest and the remainder of which is owned by his son, Michael J. Kuse.

<F6> Includes (a) options exercisable on April 15, 1997 to
     purchase 4,500 shares of Common Stock which were granted to Messrs. Kuse, McGovern and Spiegel on May 23, 1996 pursuant to the Director's Plan; (b) 37,500 shares of Common Stock underlying options granted to Mr. Krischer on May 22, 1997 which will vest and be exercisable on May 22, 1997; and (c) 62,500 shares of Common Stock which underlie options granted on May 22, 1997 to Messrs. Berman, Christian, Feldman, Hilliard and Pfannes which will vest and be exercisable on May 22, 1997. Each of Messrs. Berman, Christian, Feldman, Hilliard and Pfannes will be able to exercise an option for 12,500 shares of Common Stock on May 22, 1997.

<F7> Based on 12,127,502 outstanding shares of Common Stock as of
     February 28, 1997.

<F8> Includes 7,000 shares of Common Stock beneficially owned by
     Mr. Spiegel for which the record holder is Montgomery Securities.

ELECTION OF DIRECTORS

     The Articles of Incorporation and the Bylaws of the Company provide that the Board of Directors shall consist of not less than two but no more than nine directors. Currently, there are five directors, three of whom are independent directors. The Board of Directors is divided into three classes of directors serving staggered three-year terms. One director is to be elected at the meeting for a three-year term expiring in 2000. The Board has nominated John W. Spiegel for re-election to a three-year term. After the re-election of Mr. Spiegel at the meeting, the Company will have five directors, including the four directors whose present terms currently extend beyond the meeting. Information on Mr. Spiegel and the continuing directors is set forth below.

     Each Proxy executed and returned by a shareholder will be voted as specified thereon by the shareholder. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR THE RE-ELECTION OF MR. SPIEGEL. In the event that Mr. Spiegel withdraws or for any reason is not able to serve as a director, the Proxy will be voted for such other person as may be designated by the Board of Directors as a substitute nominee, but in no event will the Proxy be voted for more than one nominee. Management of the Company has no reason to believe that Mr. Spiegel will not serve if elected.

     Directors are elected by a majority of the votes cast by the holders of the shares entitled to vote in an election at a meeting at which a quorum is present. A quorum is present when the holders of a majority of the shares outstanding on the record date are present at a meeting in person or by proxy. Abstentions and broker non-votes will be included in determining whether a quorum is present at a meeting, but will not have an effect on the outcome of a vote for directors.

INFORMATION ABOUT THE NOMINEE AND THE CONTINUING DIRECTORS

     The following information as of February 28, 1997 has been furnished by Mr. Spiegel and the continuing directors. Except as otherwise indicated, the nominee and the continuing directors have been or were engaged in their present or last principal employment, in the same or a similar position, for more than five years.

        Name (Age)               Information About the Nominee and the Continuing Directors
        ----------               -----------------------------------------------------------
Nominee for Director Whose Term Will Expire in 2000
---------------------------------------------------
John W. Spiegel  (55)             Mr. Spiegel was elected as a Director of the Company in May 1996.  Since 1985,
                                  Mr. Spiegel has served as Executive Vice President and Chief Financial Officer of
                                  SunTrust Banks, Inc.  He has also served as Treasurer of Trust Company of Georgia since 1978 and is an officer and director of various subsidiaries of SunTrust
                                  Banks, Inc.  Mr. Spiegel is also a member of the Board of Directors of Rock-Tenn
                                  Company, Student Loan Marketing Association and ContiFinancial Corporation.


Directors Whose Terms Expire in 1997
------------------------------------

James R. Kuse  (66)               Mr. Kuse was elected as a Director of the Company in May 1996.  Mr. Kuse has been the Chairman of the Board of Directors of Georgia Gulf Corporation since January
                                  1985.  From February 1989 through February 1991, Mr. Kuse also served as the
                                  Chief Executive Officer of Georgia Gulf Corporation.  Mr. Kuse also serves as a
                                  Director of Rhodes, Inc. and Green Capital Investors.

Michael McGovern  (53)            Mr. McGovern was elected as a Director of the Company in May 1996.  Since 1975,
                                  Mr. McGovern has been the President and a Director of McGovern Enterprises, Inc.,
                                  a company which provides corporate, financial and real estate advisory services throughout the United States.

Directors Whose Terms Expire in 1999
------------------------------------

David E. Krischer  (47)           Mr. Krischer formed the Company in 1987 to develop a national chain of economy extended stay facilities and has served as its President and Chairman since inception.  Mr. Krischer has over 15 years of experience in real estate development and has been involved in the hospitality industry for more than ten years.  From 1974 to 1986, he was a partner with two Atlanta law firms,
                                  Arrington, Rubin, Winter, Krischer & Goger and Costanzo & Krischer, where his practice focused on general business and real estate law and real estate syndication.

Dan J. Berman  (32)               Mr. Berman joined the Company in September 1993 as its Vice President -
                                  Franchising and was elected as a Director in March 1996.  Prior to joining the
                                  Company in 1993, Mr. Berman practiced commercial law in New York City with the firm Young and Young from September 1990 to May 1993.  Mr. Berman received the degrees of Juris Doctor and Master of Business Administration from Emory
                                  University Law and Business Schools in 1990.

BOARD COMMITTEES

     There are two standing committees of the Company's Board of
Directors:  the Audit Committee and the Compensation Committee.
Both of these committees were formed shortly prior to the IPO and did not meet in 1996.

     AUDIT COMMITTEE. The Audit Committee consists of Messrs. Kuse, Spiegel and Krischer. The Audit Committee will make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls.

     COMPENSATION COMMITTEE. The Compensation Committee consists of Messrs. Kuse and McGovern. The Compensation Committee will determine compensation for the Company's executive officers and will administer the Company's 1996 Plan (as defined herein). In 1996, Mr. Krischer, in his capacity as Chairman of the Board, Chief Executive Officer and President, determined compensation for all of the Company's employees.

BOARD MEETINGS

     During 1996, the Board of Directors held two meetings.

COMPENSATION OF DIRECTORS

     The Company's non-employee directors receive directors' fees of $1,250 per board meeting attended, and all Directors are reimbursed for their out-of-pocket expenses incurred in connection with their service on the Board of Directors. In addition, all non-employee directors are entitled to participate in and receive non-cash compensation through The Directors' Plan as described below. Messrs. Krischer and Berman receive no compensation for their service on the Board of Directors other than reimbursement for their out-of-pocket expenses incurred in connection with such service. There will be no fees for attendance at committee meetings held in conjunction with Board meetings.

THE DIRECTORS' PLAN. The Directors' Plan provides for the grant of options to purchase Common Stock and the award of Common Stock to non-employee directors. Provided that a director remains a director of the Company, he or she is eligible to receive a grant of 1,500 options, exercisable for ten years, on the earliest of the first anniversary after the grant or the date of the next annual meeting. Options are exercisable, for cash, Common Stock, acceptable cash equivalent or a combination acceptable to The Directors' Plan administrator. Options are generally non-transferable. At the first board meeting following the annual meeting of shareholders, non-employee directors are eligible to receive an award of 1,000 shares of Common Stock; or if the value of such shares exceeds $10,000, the equivalent amount of Common Stock with a fair market value of $10,000. A director is 100% vested with respect to the Common Stock award on the earliest of the first anniversary of the award or the date of the next annual meeting, provided that the director continues to serve as a director after the Annual Meeting. A director has the right to vote and to receive dividends with respect to the awarded stock, even if he or she is not vested. In the event of a change of control, all restricted stock (other than restricted stock granted within six months of the Change in Control) and all options granted under The Directors' Plan shall become exercisable. On May 23, 1996, the Company granted options to purchase 1,500 shares of Common Stock at the initial public offering ("IPO") price, and awarded 1,000 shares of Common Stock to each non-employee director.

EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding the annual compensation for services in all capacities to the Company and its predecessors for the fiscal year ended December 31, 1996 of David Krischer, the Company's Chief Executive Officer and the only officer whose annual salary and bonus exceeded $100,000. The Company has not entered into an employment agreement with any of its officers or employees.

                                          SUMMARY COMPENSATION TABLE

                                                                                           Long-Term
                                                                                         Compensation         All other
                                               Annual Compensation                          Awards           Compensation
                                               -------------------                          ------           ------------
                                                                                          Securities
                                                                            Other         Underlying
                                                                           Annual        Options/SARs
        Name and                                                           Compen-          (No. of
   Principal Position          Year         Salary        Bonus            sation           Shares)
   ------------------          ----         ------        -----            -------          --------
David E. Krischer              1996       $260,000        $121,000                          150,000         $1,100 <F1>
Chairman of the Board,
  Chief Executive
  Officer and President

___________________________

<F1> Includes the Company's contribution of $986.03 to the Suburban Lodge
     401(k) Savings Plan on behalf of Mr. Krischer and $114.00 in term life insurance premiums paid by the Company for Mr. Krischer during 1996.

1996 STOCK INCENTIVE PLAN. The 1996 Stock Incentive Plan ("The 1996 Plan") which is administered by the Compensation Committee (the "Administrator"), permits the Administrator to grant, from time to time, stock awards, restricted stock awards or performance shares to employees who are selected to participate in The 1996 Plan (the "Participants") by the Administrator. Incentive Stock Options ("ISOs") and nonqualified stock options, exercisable for 10 years, may be granted by the Administrator at a price that cannot be less than the shares' fair market value on the date of the grant; PROVIDED, HOWEVER, that the exercise price of an ISO granted to a shareholder who holds more than 10% of the Company's Common Stock (a "Ten Percent Shareholder") may not be less than 110% of the shares fair market value on the date of the grant and the ISOs granted to any Ten Percent Shareholder are exercisable for five years. No Participant is permitted to be granted options to purchase more than 150,000 shares of Common Stock within a 12-month period.

     The 1996 Plan also provides for the awarding of Share Appreciation Rights ("SARs") which entitle the Participant to receive an amount no greater than the fair market value of the Company's Common Stock over the initial price of the SAR (I.E., the fair market value of the Company's Common Stock on the date of the grant of the SAR). The amount payable upon the exercise of a SAR may be paid in cash, Common Stock, or any combination of the two, PROVIDED, HOWEVER, that no Participant is entitled to receive more than the excess of the fair market value of a share of Common Stock on the date of exercise over the initial value of the SAR. The maximum number of shares underlying SARs which can be awarded during any 12-month period to any Participant is 150,000 shares. No Participant may be granted ISOs or related SARs which are first exercisable in any calendar year for stock having an aggregate fair market value that exceeds $100,000. A Participant has no rights as a shareholder until the options are exercised.

     In addition, the Administrator, pursuant to The 1996 Plan, may award Common Stock to Participants which may be restricted unless the Participant fulfills certain conditions such as continuing employment with the Company or achieving certain objectives. The 1996 Plan also provides for Performance Share Awards, which entitle the Participant to receive a payment equal to the fair market value of a specified number of shares of Common Stock if certain performance standards are met. To the extent that performance shares are earned, the obligation may be settled in cash, in Common Stock or by a combination of the two. No more than 25,000 performance shares may be earned by a Participant with respect to any performance period.

     On the Grant Date, the Company granted to Mr. Krischer options to purchase 150,000 shares of the Company's Common Stock. The purchase price to be paid upon the exercise of the options is $18.70 per share (subject to adjustment as provided in the 1996 Plan) which is 110% of the fair market value of a share of Common Stock on the Grant Date. The options may be exercised on each the four consecutive anniversary dates of the Grant Date, beginning on May 22, 1997 for a quarter of the underlying shares; provided, however, that the Administrator may accelerate the time
when the options may be exercised.    The table which follows
sets forth the options granted to Mr. Krischer.

                                                        Option Grants in Last Fiscal Year
                                                                                                 Potential Realizable Value
                                                                                                   At Assumed Annual Rates
                                                                                                       of Stock Price
                                                                                                       Appreciation<F3>
                            No. of           % of Total
                          Securities           Options
                          Underlying         Granted To                                                for Option Term
                            Options           Employees          Exercise        Expiration            ---------------
        Name                Granted            in 1996            Price             Date             5%              10%
        ----                -------            -------            -----             ----             --              ----
David E. Krischer         150,000 <F1>          37.5%            $18.70<F2>       5-22-00         $449,518       $1,301,801

<F1>  On May 22, 1996, the Company granted Mr. Krischer an option to purchase 150,000 shares of Common Stock which will vest and be exercisable according to the following schedule:

         DATE            NUMBER OF ISOs                       NUMBER OF NQSOs

      May 22, 1997           5,880                                31,620

      May 22, 1998           5,880                                31,620

      May 22, 1999           5,880                                31,620

      May 22, 2000           5,880                                31,620


     23,520 of Mr. Krischer's options are ISOs and the balance are nonqualified stock options

<F2>  The Exercise Price represents 110% of the IPO price per share of
      Common Stock.

<F3>  These amounts, based on the assumed appreciation rates of 5% and 10%
      rates prescribed by the Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the
Company's stock price.

                   SHAREHOLDER RETURN PERFORMANCE GRAPH


     Set forth below is a line graph comparing a seven-month cumulative total return among the Company, the NASDAQ Stock
Market-U.S. Index and Standard & Poor's Corporation's Lodging-
Hotel Index.


                  [graph appears here]

                      COMPARISON OF 7 MONTH CUMULATIVE TOTAL RETURN <F1>
       AMONG SUBURBAN LODGES OF AMERICA, INC., THE NASDAQ STOCK MARKET-US INDEX
                         AND THE S & P LODGING - HOTELS INDEX

                                         5/23/96     5/96     6/96     7/96     8/96     9/96     10/96     11/96     12/96


Suburban Lodges of America, Inc.           100        144     136       117      138      124      123       101        94

NASDAQ Stock Market-US                     100        105     100        91       96      103      102       109       109

S&P Lodging-Hotels                         100        100     104        94       90       92       94       95         90

<F1>  Assumes that the value of the investment in Company Common Stock was $100 on May 23, 1996 and for each index was $100 on April 30, 1996 and that all dividends were reinvested.
/FN

                       CERTAIN TRANSACTIONS


     Prior to and in connection with the IPO, the Company entered into a number of transactions with certain of its officers and directors and their affiliates in connection with the restructuring of the Company and its operations in preparation for public ownership. The Company merged with certain affiliated entities (the "Affiliated Entities") in exchange for an aggregate of 875,189 shares of Common Stock, with a value of approximately $15.0 million based upon the IPO price, and approximately $2.9 million in cash. Of these shares, an aggregate of 784,008 shares were issued to affiliates of the Company, including 307,144 shares issued to Mr. Krischer, 199,333 shares issued to Mr. Kuse and his affiliates, 131,735 shares issued to Mr. McGovern, 124,630 shares issued to the investors in HS Associates and 21,166 shares issued to the officers of the Company as a group, in exchange for their interests in the Affiliated Entities.
These shares had a value of approximately $13.3 million based on the IPO price. Of the shares issued to Mr. McGovern, approximately 13,500 shares were issued as payment for development services rendered in connection with the development of the Mableton facility.

     Of the $2.9 million in cash paid in connection with the acquisition of the Affiliated Entities, approximately $1.1 million was paid to affiliates of the Company as follows:
$84,600 to Mr. Krischer, $545,700 to Mr. Kuse and his affiliates, $386,600 to Mr. McGovern and $48,000 to the other officers of the Company as a group. Also, the Company paid a $100,000 development fee (of which $25,000 was paid to Mr. Krischer) with respect to the Conyers facility.

     Prior to the IPO, Messrs. Krischer, Kuse and McGovern and HS Associates made loans to the Company and the partnerships and limited liability companies which owned the 16 facilities acquired in a corporate organization to fund development, construction and working capital requirements. In connection with the corporate organization, a portion of the net proceeds of the IPO was used to repay the indebtedness of the Company and such partnerships and limited liability companies, including approximately $1.7 million to affiliates of the Company, including approximately $401,000 to Mr. Krischer and his family members, $1.0 million to Mr. Kuse and his affiliates, $129,000 to Mr. McGovern and $126,000 to HS Associates. In addition, Mr. Krischer, HS Associates and Mr. McGovern had extended a wrap-mortgage of approximately $2.7 million to the former owner of the Forest Park facility. After repayment of the underlying mortgage, Mr. Krischer, HS Associates and Mr. McGovern received approximately $559,000, $373,000 and $187,000, respectively, upon repayment of the wrap-mortgage by such seller. In addition, almost all of the indebtedness repaid with a portion of the net proceeds of the IPO had been guaranteed by Mr. Krischer and one or more of Mr. McGovern and Mr. Kuse and his affiliates.

     Immediately prior to the IPO, the Affiliated Entities distributed to Mr. Krischer, as agent, the cash and cash equivalents of the Affiliated Entities for purposes of liquidating current liabilities and making final distributions to the investors in the Affiliated Entities. The cash distributed to Mr. Krischer, as agent, aggregated approximately $747,000, and Messrs. Krischer, Kuse and McGovern, investors in HS Associates and certain other officers of the Company received approximately $257,000, $133,000, $75,000, $85,000 and $10,000, respectively, of such distribution after liquidation of certain liabilities in the amount of approximately $187,000. These distributions substantially reduced the cash balances of the Affiliated Entities immediately prior to the closing of the IPO. Also, the Company reimbursed the Affiliated Entities $473,000 for expenses advanced to fund the IPO.

     Pursuant to the terms of a Management Agreement between the Company and the former owner of the Forest Park facility, upon consummation of the Company's acquisition of the Forest Park facility, the Company received a sales incentive fee of $198,000, which was accounted for as a reduction in the price paid for the Forest Park facility.

     Shortly before the IPO, the Company distributed $100,000 to Mr. Krischer as an advance on his bonus for calendar year 1996.

     On December 20, 1996, Suburban Franchise Systems, Inc. ("SFS"), a wholly-owned subsidiary of the Company, entered into a Preliminary Agreement for a License to Develop a Suburban Lodge Unit with each of E.E.B. Lodging Systems, LLC ("EEB") and E.E.B. Lodging Systems II, LLC ("EEBII"), both of which are Georgia limited liability companies, in which both Michael McGovern, a director of the Company, and Michael Kuse, the son of James R. Kuse, a director of the Company, own significant interests. On the same day, both EEB and EEBII entered into separate Development and Design/Build Agreements with SLA Development, Inc. ("SDI"), an affiliate of SFS, pursuant to which each of EEB and EEBII will pay SDI $100,000 to perform certain services in connection with the site selection, site purchase, design, development and construction supervision of their Suburban Lodge hotels. Subsequently, SFS entered into Suburban Lodge Franchise Agreements with each of EEB and EEBII which gave EEB and EEBII the right to operate Suburban Lodge hotels and to utilize certain license marks in connection therewith.

INFORMATION CONCERNING THE COMPANY'S ACCOUNTANTS

     Deloitte & Touche LLP ("Deloitte & Touche") was the principal independent public accountant for the Company during the fiscal year ended December 31, 1996. Representatives of Deloitte & Touche are expected to be present at the Annual
Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     The management of the Company plans to recommend to the Board of Directors that Deloitte & Touche be selected to continue as the accountant for the Company for the current year.

DEADLINE FOR SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Proposals of shareholders intended to be presented at the Company's 1998 Annual Meeting must be received by November 25,
1997, in order to be eligible for inclusion in the Company's
Proxy Statement and Proxies for that meeting.

COMPLIANCE WITH SECTION 16(A)

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, each executive officer, director and beneficial owner of 10% or more of the Company's Common Stock is required to file certain forms with the Securities and Exchange Commission. A report of beneficial ownership of the Company's Common Stock on Form 3 is due at the time such person becomes subject to the reporting requirement and a report on Form 4 or 5 must be filed to reflect changes in beneficial ownership occurring thereafter.
The Company believes that all filing requirements applicable to its officers and directors were complied with during the 1996 fiscal year except for Mr. Spiegel's report of one transaction which was inadvertently filed late.

OTHER MATTERS THAT MAY COME BEFORE THE MEETING

     Management of the Company knows of no matters other than those stated above that are to be brought before the meeting. If any other matters should be presented for consideration and voting, however, it is the intention of the persons named as proxies in the enclosed Proxy to vote in accordance with their judgment as to what is in the best interest of the Company.

AVAILABLE INFORMATION

     THE COMPANY WILL FILE AN ANNUAL REPORT ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION. A COPY OF SUCH ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, BUT EXCLUDING EXHIBITS, MAY BE OBTAINED, FREE OF CHARGE, UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO: SUBURBAN LODGES OF AMERICA, INC., SUITE 850, 1000 PARKWOOD CIRCLE, ATLANTA, GEORGIA 30339, ATTENTION: TERRY J. FELDMAN, VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER.



                             SUBURBAN LODGES OF AMERICA, INC.





March 25, 1997

                           COMMON STOCK
               OF SUBURBAN LODGES OF AMERICA, INC.

             THIS PROXY IS SOLICITED BY THE BOARD OF
      DIRECTORS FOR THE 1997 ANNUAL MEETING OF SHAREHOLDERS.


     The undersigned hereby appoints James R. Kuse and Michael McGovern, or either of them, with power of substitution to each, the proxies of the undersigned to vote all of the undersigned's shares of the Common Stock of Suburban Lodges of America, Inc. at the Annual Meeting of Shareholders of SUBURBAN LODGES OF AMERICA, INC. to be held at 2:30 p.m. at the Atlanta Marriott Northwest, 200 Interstate North Parkway, Atlanta, Georgia 30339, on April 15, 1997, and any adjournment thereof.

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE NOMINEE AND UNLESS
INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED,
THE PROXY WILL BE SO VOTED.

Election of Nominee                          Nominee:   John W. Spiegel

FOR the nominee listed to the right          WITHHOLD AUTHORITY
                                             to vote for nominee
          /  /                               /  /

                                            It is understood that this proxy
                                            confers discretionary authority in
                                            respect to matters not known or
                                            determined at the time of the
                                            mailing of the notice of the
                                            meeting to the undersigned.

                                            The undersigned hereby acknowledges
                                            receipt of the Notice of Annual
                                            Meeting of Shareholders dated March
                                            25, 1997 and the Proxy Statement
                                            furnished therewith.

                                            Dated and signed ___________, 1997

                                            _______________________________

                                            _______________________________
                                            (Signature should agree with the
                                            name(s) hereon.  Executors,
                                            administrators, trustees, guardians
                                            and attorneys should so indicate
                                            when signing.  For joint accounts,
                                            each owner should sign.
                                            Corporations should sign their full
                                            corporate name by a duly authorized
                                            officer.)

                                            This proxy is revocable at or at
                                            any time prior to the meeting.

                                            Please sign and return this proxy
                                            in the accompanying prepaid
                                            envelope.


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